EXHIBIT 99.1

23andMe Reports Second Quarter Fiscal 2024 Financial Results

Announced launch of new 23andMe+ Total Health™membership, signed new $20M non-exclusive data license with GSK, continued progress on improving product margin

SOUTH SAN FRANCISCO, Calif., November 8, 2023 -- 23andMe Holding Co. (Nasdaq: ME), a leading human genetics and biopharmaceutical company, reported its financial results for the second quarter of fiscal year 2024 (FY2024), which ended September 30, 2023.

Recent Highlights

Consumer

•
Increased kit and subscription pricing, seeing better than expected results, helping improve margin profile and highlighting increasing value of product to consumers.
•
Launched 23andMe+ Total Health - 23andMe’s most advanced prevention-based health membership. It includes clinical grade exome sequencing, biannual blood biomarker testing and access to clinicians with unique training in genetics. Members of Total Health will also receive all the reports and features offered in our existing 23andMe+ Premium Membership.
•
Continued to improve the value of our 23andMe+ Premium subscription - Launched two new digital health features. HealthTracksTM is a new behavior change digital health tool integrating lifestyle and genetics into a single model for the first time. Health Action PlanTM draws on personalized genetic reports, health history survey data, as well as blood and biomarker data to provide tailored, bite-sized health recommendations for subscribers to take action.
•
Launched new FDA-authorized pharmacogenetics report on Simvastatin, a commonly prescribed cholesterol-lowering drug in the statin class.
•
Received FDA clearance to report 41 additional genetic variants in the BRCA1 and BRCA2 genes.

Therapeutics

•
Presented updated data for 23ME-00610 at the Society for Immunotherapy of Cancer (SITC) conference on November 3. The presented Phase 1 data shows compelling pharmacokinetics, tolerability and evidence of immune activation due to the inhibition of the CD200R1 pathway. Phase 2a enrollment is ongoing with initial efficacy and cohort data expected in 2024.

Research

•
Announced a new, non-exclusive data license with GSK plc (LSE/NYSE: GSK) which extends the previous collaboration and enables GSK to conduct drug target discovery and other research using the 23andMe database, the world’s largest recontactable resource of genetic and phenotypic information from consented participants. Under an amendment to the collaboration agreement, 23andMe will receive a $20 million upfront payment for a one year, non-exclusive data license. The license will also include access to certain services such as further analyses of the 23andMe data not provided in the core data release.
•
New historical DNA analysis by researchers at 23andMe, Harvard University, and the Smithsonian Institution was featured on the cover of Science Magazine. The study revealed more about the enslaved and freed African Americans who labored at a Maryland iron furnace just after the founding of the United States. It leveraged 23andMe’s large research database to find connections between these people and more than 40,000 of their living relatives.

“The Company recently hit multiple meaningful milestones with the launch of our HealthTracks tool for our 23andMe+ subscribers, the addition of multiple new health-focused reports and the recent launch of Total Health. We are executing on our vision of helping our customers improve their health in a personalized and actionable way,” said Anne Wojcicki, Co-Founder & CEO of 23andMe. “In Therapeutics, we recently presented encouraging Phase 1 data for 23ME-00610 at SITC, and are excited to be moving into the early efficacy portion of the development cycle. We continued to make progress on improving our margin profile and cash runway, and to position the business to thrive over both the medium and long term.”

Financial Results

Total revenue for FY24 Q2 was $50 million, compared to $76 million for the same period in the prior year, representing a decrease of 34%. The decrease was primarily driven by lower Research Services revenue as the GSK collaboration exclusive discovery term concluded in July 2023, providing one month of collaboration revenue in the quarter while the prior year period included a full quarter of collaboration revenue, as well as lower revenue from non-recurring payments from other partners in the same period in the prior year. The decrease was also attributable to lower Consumer Services revenue as we focused on driving improved margins through higher average selling prices and marketing efficiency, reducing advertising spend and price discounting, resulting in lower volumes of personal genome service (PGS) kit sales and telehealth orders. This was partially offset by growth in our subscription services revenue.

Revenue from Consumer Services, which includes PGS, telehealth and subscription services, represented approximately 97% of total revenue for the period. Research Services revenue accounted for approximately 3% of total revenue.

Operating expenses for FY24 Q2 were $101 million, compared to $106 million for the same period in the prior year. The improvement in operating expenses was primarily due to reductions in marketing advertising spend aimed to boost margin and advertising efficiency as noted previously. The improvement also reflects lower personnel-related expenses following the reductions in force in the prior and current fiscal quarter along with the disposition of Lemonaid Health Limited in the UK in August 2023, partially offset by continued investment in Therapeutics portfolio advancement and one-time expenses related to the workforce reduction and UK disposition.

Net loss for FY24 Q2 was $75 million, compared to a net loss of $66 million for the same period in the prior year.

Adjusted EBITDA (as defined below) for FY24 Q2 was a loss of $45 million, compared to a loss of $30 million for the same period in the prior year. The increase in adjusted EBITDA deficit was primarily due to lower Research Services gross profit as the GSK collaboration exclusive discovery term concluded in July 2023 and increasing Therapeutics expenses, partially offset by reductions in marketing advertising spend, as noted above. Please refer to the tables below for a reconciliation of U.S. GAAP to Non-U.S. GAAP financial measures.

Balance Sheet
23andMe ended September 30, 2023 with cash and cash equivalents of $256 million, compared to $387 million as of March 31, 2023.

FY2024 Financial Guidance

The Company is partially adjusting its full year guidance following Q2 FY2024 results. Revenue guidance for FY2024, which will end on March 31, 2024, is adjusted to be in the range of $240 million to $250 million, with net loss reaffirmed to be in the range of $345 million to $325 million. Full year Adjusted EBITDA deficit is reaffirmed to be in the range of $180 to $160 million for fiscal year 2024.

Within the existing lines of the PGS and telehealth Consumer businesses, the Company is prioritizing margin expansion and progressing toward cash flow profitability. These efforts include enhancements to existing services like the recently announced HealthTracks and Health Action Plan tools within 23andMe+ Premium, development of new services like the newly launched Total Health membership, and the reorganization of the Consumer & Research Services segment to streamline its expense profile, like the workforce reduction earlier in the year and the more recent disposition of the UK subsidiary in August.

Similarly within Therapeutics, with the end of the exclusive discovery term under the GSK collaboration in July, the Company decided to narrow its discovery efforts to inflammation and immunology and development efforts in immuno-oncology to focus on areas that best align with its core strengths. The Company completed a workforce reduction in August to realign resources with the revamped structure and took the royalty option on three programs initiated together with GSK to reduce cash burn.

We expect these decisions to yield meaningful economic benefit in future periods as we continue building on the personalized, comprehensive health insights provided by services within the Consumer segment, like the newly launched Total Health membership, and continue to expand upon and realize the value of the database’s insights through licensing and other deals, like the recently announced extension of the GSK collaboration.

Conference Call Webcast Information

23andMe will host a conference call at 4:30 p.m. Eastern Time today, November 8, 2023, to discuss the financial results for Q2 FY2024 and report on business progress. The webcast can be accessed at https://investors.23andme.com/news-events/events-presentations. A webcast replay will be available at the same address.

About 23andMe
23andMe is a genetics-led consumer healthcare and therapeutics company empowering a healthier future. For more information, please visit investors.23andme.com.

Additional Information
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the future performance of 23andMe’s businesses in consumer genetics and therapeutics and the growth and potential of its proprietary research platform. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding 23andMe’s strategy, financial position, funding for continued operations, cash reserves, projected costs, plans, potential future collaborations, database growth and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "predicts," "continue," "will," "schedule," and "would" or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, "Risk Factors" in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Use of Non-GAAP Financial Measures

To supplement the 23andMe’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (GAAP), this press release also includes references to Adjusted EBITDA, a non-GAAP financial measure that is defined as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, and other items that are considered unusual or not representative of underlying trends of our business, including but not limited to: changes in fair value of warrant liabilities, litigation settlements, gains or losses on dispositions of subsidiaries, and transaction-related costs if applicable for the periods presented. 23andMe has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Adjusted EBITDA is a key measure used by 23andMe’s management and the board of directors to understand and evaluate operating performance and trends, to prepare and approve 23andMe’s annual budget and to develop short- and long-term operating plans. 23andMe provides Adjusted EBITDA because 23andMe believes it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry and it facilitates comparisons on a consistent basis across reporting periods. Further, 23andMe believes it is helpful in highlighting trends in its operating results because it excludes items that are not indicative of 23andMe’s core operating performance. In particular, 23andMe believes that the exclusion of the items eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of 23andMe’s business. Accordingly, 23andMe believes that Adjusted EBITDA provides useful information in understanding and evaluating operating results in the same manner as 23andMe’s management and board of directors.

In evaluating Adjusted EBITDA, you should be aware that in the future 23andMe will incur expenses similar to the adjustments in this presentation. 23andMe’s presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than net loss, which is the most directly comparable financial measure calculated in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. When evaluating 23andMe’s performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and other GAAP results. Adjusted EBITDA is our best proxy for cash burn.

Contacts

Investor Relations Contact: investors@23andMe.com

Media Contact: press@23andMe.com

23andMe Holding Co.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Revenue	$49,999	$75,659	$110,863	$140,172
Cost of revenue	28,270	37,386	58,453	76,409
Gross profit	21,729	38,273	52,410	63,763
Operating expenses:
Research and development	54,588	52,598	116,917	104,607
Sales and marketing	18,328	24,835	40,986	58,269
General and administrative	25,290	28,881	76,030	58,524
Restructuring and other charges	2,654	—	6,871	—
Total operating expenses	100,860	106,314	240,804	221,400
Loss from operations	(79,131)	(68,041)	(188,394)	(157,637)
Other income (expense):
Interest income, net	3,752	1,392	8,059	1,637
Other income (expense), net	145	(687)	477	(1,122)
Loss before income taxes	(75,234)	(67,336)	(179,858)	(157,122)
Provision for (benefit from) income taxes	36	(1,271)	36	(1,525)
Net loss	(75,270)	(66,065)	(179,894)	(155,597)
Other comprehensive income, net of tax	954	829	620	1,453
Total comprehensive loss	$(74,316)	$(65,236)	$(179,274)	$(154,144)
Net loss per share of Class A and Class B common stock attributable to common stockholders:
Basic and diluted	$(0.16)	$(0.15)	$(0.38)	$(0.35)
Weighted-average shares used to compute net loss per share:
Basic and diluted	474,858,266	449,899,537	468,592,009	448,211,708

23andMe Holding Co.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30,	March 31,
	2023	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$256,386	$386,849
Restricted cash	1,399	1,399
Accounts receivable, net	1,501	1,897
Inventories	14,979	10,247
Deferred cost of revenue	5,782	5,376
Prepaid expenses and other current assets	17,948	19,224
Total current assets	297,995	424,992
Property and equipment, net	32,805	38,608
Operating lease right-of-use assets	52,549	56,078
Restricted cash, noncurrent	6,974	6,974
Internal-use software, net	18,971	15,661
Intangible assets, net	37,835	45,520
Goodwill	351,744	351,744
Other assets	2,357	3,021
Total assets	$801,230	$942,598
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,546	$12,924
Accrued expenses and other current liabilities	44,686	66,430
Deferred revenue	40,283	62,521
Operating lease liabilities	8,086	7,541
Total current liabilities	101,601	149,416
Operating lease liabilities, noncurrent	72,963	77,763
Other liabilities	1,415	1,480
Total liabilities	175,979	228,659
Stockholders' equity
Preferred stock - par value $0.0001, 10,000,000 shares authorized as of September 30, 2023 and March 31, 2023; zero shares issued and outstanding as of September 30, 2023 and March 31, 2023	—	—
Common stock, par value $0.0001 - Class A shares, 1,140,000,000 shares authorized, 311,339,539 and 293,020,474 shares issued and outstanding as of September 30, 2023 and March 31, 2023, respectively; Class B shares, 350,000,000 shares authorized, 167,491,460 and 168,179,488 shares issued and outstanding as of September 30, 2023 and March 31, 2023, respectively	48	46
Additional paid-in capital	2,311,481	2,220,897
Accumulated other comprehensive loss	—	(620)
Accumulated deficit	(1,686,278)	(1,506,384)
Total stockholders’ equity	625,251	713,939
Total liabilities and stockholders’ equity	$801,230	$942,598

23andMe Holding Co.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(179,894)	$(155,597)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,714	16,747
Amortization and impairment of internal-use software	2,514	2,078
Stock-based compensation expense	74,840	59,430
Loss (gain) on disposal of property and equipment	(5)	4
Loss on disposition of Lemonaid Health Limited	2,026	—
Other operating activities	(504)	—
Changes in operating assets and liabilities:
Accounts receivable, net	396	(49,502)
Inventories	(4,733)	(3,017)
Deferred cost of revenue	(406)	914
Prepaid expenses and other current assets	(2,433)	4,899
Operating right-of-use assets	3,529	3,689
Other assets	664	(834)
Accounts payable	(3,951)	(26,968)
Accrued expenses and other current liabilities	(5,674)	(10,367)
Deferred revenue	(22,237)	18,984
Operating lease liabilities	(4,255)	(4,426)
Other liabilities	(65)	(2,008)
Net cash used in operating activities	(126,474)	(145,974)
Cash flows from investing activities:
Purchases of property and equipment	(715)	(1,945)
Proceeds from sale of property and equipment	5	2
Capitalized internal-use software costs	(4,758)	(3,008)
Net cash used in investing activities	(5,468)	(4,951)
Cash flows from financing activities:
Proceeds from exercise of stock options	473	3,944
Proceeds from issuance of common stock under employee stock purchase plan	1,411	3,238
Payments of deferred offering costs	(263)	—
Payments for taxes related to net share settlement of equity awards	(142)	—
Net cash provided by financing activities	1,479	7,182
Effect of exchange rates on cash and cash equivalents	—	1,452
Net decrease in cash, cash equivalents and restricted cash	(130,463)	(142,291)
Cash, cash equivalents and restricted cash—beginning of period	395,222	561,755
Cash, cash equivalents and restricted cash—end of period	$264,759	$419,464
Reconciliation of cash, cash equivalents, and restricted cash within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$256,386	$410,891
Restricted cash, current	1,399	1,599
Restricted cash, noncurrent	6,974	6,974
Total cash, cash equivalents and restricted cash	$264,759	$419,464

23andMe Holding Co.

Total Company and Segment Information and Reconciliation of Non-GAAP Financial Measures

(In thousands)

(Unaudited)

The Company’s revenue and Adjusted EBITDA by segment and for the total Company is as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Segment Revenue: (1)
Consumer and Research Services	$49,999	$75,659	$110,863	$140,172
Total revenue	$49,999	$75,659	$110,863	$140,172
Segment Adjusted EBITDA:
Consumer and Research Services Adjusted EBITDA	$(6,673)	$2,324	$(12,275)	$(14,673)
Therapeutics Adjusted EBITDA	(26,224)	(18,663)	(57,363)	(37,128)
Unallocated Corporate (2)	(12,156)	(13,316)	(25,215)	(27,568)
Total Adjusted EBITDA	$(45,053)	$(29,655)	$(94,853)	$(79,369)
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(75,270)	$(66,065)	$(179,894)	$(155,597)
Adjustments:
Interest income, net	(3,752)	(1,392)	(8,059)	(1,637)
Other (income) expense, net	(145)	687	(477)	1,122
Provision for (benefit from) income taxes	36	(1,271)	36	(1,525)
Depreciation and amortization	4,474	5,152	8,951	10,256
Amortization of acquired intangible assets	3,638	4,267	7,277	8,582
Stock-based compensation expense	23,741	28,967	74,840	59,430
Loss on disposition of Lemonaid Health Limited and transaction-related costs	2,127	—	2,375	—
Litigation settlement cost	98	—	98	—
Total Adjusted EBITDA	$(45,053)	$(29,655)	$(94,853)	$(79,369)

(1)
There was no Therapeutics revenue for the three or six months ended September 30, 2023 and 2022.
(2)
Certain department expenses such as Finance, Legal, Regulatory and Supplier Quality, Corporate Communications, Corporate Development, and CEO Office are not reported as part of the reporting segments as reviewed by the CODM. These amounts are included in Unallocated Corporate.

23andMe Holding Co.

Reconciliation of GAAP Net Loss Outlook to Non-GAAP Adjusted EBITDA Outlook

(in thousands)

(Unaudited)

	Outlook for the Year Ending March 31, 2024
	as of November 8, 2023
	Low	High
Reconciliation of estimated net loss to adjusted EBITDA:
GAAP Net Loss outlook	$(345,000)	$(325,000)
Adjustments:
Estimated interest (income) expense, net	(12,174)	(12,174)
Estimated other (income) expenses, net	(441)	(441)
Estimated depreciation and amortization	18,369	18,369
Estimated amortization of acquired intangible assets	11,449	11,449
Estimated stock-based compensation expense	145,324	145,324
Estimated loss on disposition of Lemonaid Health Limited and transaction-related costs	2,375	2,375
Estimated litigation settlement cost	98	98
Non-GAAP adjusted EBITDA outlook	$(180,000)	$(160,000)